Exhibit (a)(1)(A)
OFFER TO PURCHASE
NEW YORK CITY REIT, INC.
650 FIFTH AVENUE, 30TH FLOOR
NEW YORK, NY 10019
(212) 415-6500
OFFER TO PURCHASE UP TO 65,000 SHARES OF
ITS OUTSTANDING CLASS B COMMON STOCK
AT A PURCHASE PRICE OF $7.00 PER SHARE
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M. EASTERN TIME, JANUARY 27, 2021,
UNLESS EXTENDED, WITHDRAWN OR EARLIER TERMINATED
Dear Class B Stockholder:
New York City REIT, Inc. (the “Company,” “we,” “us,” or “our”) is offering to purchase up to 65,000 shares of the Company’s Class B common stock, par value $0.01 per share (“Class B Shares”), for cash at a purchase price equal to $7.00 per Class B Share (the “Purchase Price”), or $455,000 in the aggregate, on the terms and conditions set forth in this Offer to Purchase, the Letter of Transmittal and the Instructions to Letter of Transmittal (the “Instructions”). This Offer to Purchase, the Letter of Transmittal and the Instructions, constitute the “Offer.”
Unless extended, withdrawn or earlier terminated, the Offer, proration period and withdrawal rights will expire at 11:59 p.m. Eastern Time, on January 27, 2021 (the “Expiration Date”). You may tender all, a portion or none of your Class B Shares.
Stockholders desiring to tender all or any portion of their Class B Shares for purchase must complete and sign a Letter of Transmittal and deliver it to the Company in the manner set forth in “Procedures for Tendering Shares” below.
Because of the “odd lot” priority and proration provisions described in this Offer to Purchase, less than all of the Class B Shares tendered may be purchased if more than 65,000 Class B Shares are properly tendered and not properly withdrawn. Only Class B Shares properly tendered and not properly withdrawn will be eligible to be purchased. Class B Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date.
Subject to complying with applicable law, we reserve the right, in our sole discretion, to change the Purchase Price and to increase or decrease the aggregate cost to us of the Class B Shares sought in the Offer. In accordance with rules promulgated by the Securities and Exchange Commission (the “SEC”), we may increase the number of Class B Shares accepted for payment in the Offer by up to, but not more than, 2% of the outstanding Class B Shares without amending or extending the Offer. This could result in the number of Class B Shares accepted for payment in the Offer increasing by up to approximately 127,600 Class B Shares.
A group of three funds for which MacKenzie Capital Management, LP or one of its affiliates is the manager or general partner (collectively, “MacKenzie”) has advised the Company that MacKenzie intends to make an unsolicited offer commencing on December 28, 2020 to purchase up to 65,000 Class B Shares at a price equal to $6.50 in cash, with an expiration date of February 5, 2021, unless extended (the “MacKenzie Offer”).
Because of MacKenzie’s intent to make the MacKenzie Offer, we are making our Offer which offers to purchase the same number of Class B Shares as MacKenzie offers to purchase but at a price that is almost 8% higher. As we describe in more detail herein, our board does not think that holders of Class B Shares should tender their Class B Shares to either MacKenzie or to us. By offering more than MacKenzie, we are seeking to deter MacKenzie and others that may try to exploit the short-term illiquidity of the Class B

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Shares prior to the time that they automatically convert into shares of the Company’s Class A common stock (“Class A Shares,” and together with Class B Shares, “Shares”). The Class A Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “NYC.” The Class B Shares are not listed on the NYSE and there is no established trading market or value for the Class B Shares. As discussed in more detail herein, the Class B Shares were created as part of the process that we followed in listing the Class A Shares on the NYSE in August 2020. Importantly, we note that, despite MacKenzie’s suggestion to the contrary, the outstanding Class B Shares will automatically convert into Class A Shares (and be listed on the NYSE) in two equal tranches no later than April 15, 2021 and August 13, 2021. MacKenzie is offering to acquire Class B Shares from stockholders at a price that is substantially below the price at which the Class A Shares have been trading on the NYSE in an effort to make a profit on those shares once the Class B Shares convert and are listed on the NYSE. On December 24, 2020, the last trading day before we commenced the Offer, the closing price of the Class A Shares on the NYSE was $7.91. As of December 22, 2020, there were 6,422,859 Class A Shares and approximately 6,379,844 Class B Shares outstanding.
If you do not wish to tender Shares in the Offer or the MacKenzie Offer, simply do not respond.
The Offer is not conditioned upon the receipt of financing or any minimum number of Class B Shares being tendered. The Offer is, however, subject to the actual commencement of the MacKenzie Offer and certain other conditions and considerations discussed herein.
Computershare Trust Company, N.A. or its subsidiary Georgeson LLC (collectively, “CPU”), in its capacity as Depositary, Paying Agent or Information Agent for the Offer, does not make any recommendation to stockholders as to whether to tender or refrain from tendering their Class B Shares. Each Class B stockholder must make his or her own decision whether to tender Class B Shares, and if so, how many Class B Shares to tender. Holders of Class B Shares are urged to evaluate carefully all information in the Offer, the Letter of Transmittal and the Schedule TO, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K which are incorporated herein by reference and can be found in the “Investor Relations” section of our website, www.newyorkcityreit.com, and consult their own investment and tax advisors and make their own decisions whether to tender or refrain from tendering their Class B Shares. No person has been authorized to make any recommendation on behalf of the Company, the Company’s board of directors, or CPU, as the Depositary, Paying Agent or Information Agent, or any representations in connection with the Offer other than those contained herein or in the Letter of Transmittal. If given or made, any recommendation and any information and representations other than those described herein must not be relied upon. This Offer has been neither approved nor disapproved by the SEC, nor has the SEC or any state securities commission passed upon the fairness or merits of the Offer or the accuracy or adequacy of the information contained or incorporated by reference into this Offer to Purchase. Any representation to the contrary is a criminal offense.
Questions, requests for assistance and requests for additional copies of the Offer may be directed to a subsidiary of CPU, Georgeson LLC, the Information Agent for the Offer (the “Information Agent”), by telephone toll free at 888-505-6583.
DECEMBER 28, 2020

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NEW YORK CITY REIT, INC.

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SUMMARY TERM SHEET
We are providing this summary term sheet for your convenience. This summary term sheet highlights the material terms of the Offer but does not describe all of the details of the Offer to the same extent described elsewhere in this Offer to Purchase. We urge you to read the entire Offer to Purchase, the Letter of Transmittal, the Instructions and the documents incorporated herein by reference because they contain the full details about the Offer and the Company. We have included references to the sections of this Offer to Purchase where you will find a more complete discussion. Except where the context suggests otherwise, the terms “we,” “us,” “our” and the “Company” refer to New York City REIT, Inc., a Maryland corporation.
What is the purpose of the Offer?
MacKenzie has advised the Company that MacKenzie intends to make an unsolicited offer, which we refer to as the MacKenzie Offer, commencing on December 28, 2020 to purchase up to 65,000 Class B Shares at a price equal to $6.50 per share in cash. The Mackenzie Offer expires on February 5, 2021, unless extended. Subject to MacKenzie actually commencing its offer, we are offering to purchase a like number of Class B Shares at a price equal to $7.00 per share. Our offer expires on January 27, 2021, unless extended. Both of these offer prices are substantially less than the price at which the Class A Shares have been trading on the NYSE. On December 24, 2020, the last trading day before we commenced the Offer, the closing price of the Class A Shares was $7.91 per share.
By offering to pay more than MacKenzie, we are trying to deter MacKenzie and others that may try to exploit the short-term illiquidity of Class B Shares prior to the time they automatically convert into Class A Shares Please see Section 13 “Certain Information About the Company — Our Business” below. This section explains why the Class B Shares were created as part of listing the Class A Shares on the NYSE. Please note that MacKenzie is not affiliated with the Company or its advisor, New York City Advisors, LLC (the “Advisor”).
The Company’s board of directors recommends that stockholders DO NOT tender their Class B Shares pursuant to our Offer or the lower MacKenzie Offer.
In making this recommendation, we note:
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The price offered by us and in the MacKenzie Offer are substantially less than the price at which the Class A Shares have been trading on the NYSE.

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The outstanding Class B Shares will automatically convert into Class A Shares listed on the NYSE in two equal tranches no later than April 15, 2021 and August 13, 2021. MacKenzie misleadingly implies that the Class B Shares may not convert on or before these dates, specifically stating that “[t]here can be no guarantee that your shares will convert in a timely manner, or at all…” Under the Company’s charter, conversion of the Class B Shares must occur by the dates set forth above. Our board of directors has the ability to make one or both conversion dates earlier but does not have the power or authority to delay or cancel a scheduled conversion for any reason.

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The fact that the trading price of the Class A Shares may be volatile and may decline.

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The Company’s board of directors takes MacKenzie at its word that the MacKenzie Offer represents an opportunistic attempt by MacKenzie to make profit by purchasing Class B Shares before they convert into Class A Shares, thereby depriving the holders of Class B Shares who tender Class B Shares in the MacKenzie Offer of any potential future benefits associated with owning Shares.

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If a stockholder needs or desires immediate liquidity, our Offer provides holders of Class B Shares with an alternative to the MacKenzie Offer at a 7.7% premium to the MacKenzie Offer price.

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The fact that, although the MacKenzie Offer states that the $6.50 per share offer price will be “promptly” paid, for all validly tendered Class B Shares, MacKenzie may not actually pay for any tendered Class B Shares before February 27, 2021. A person tendering to MacKenzie would not have the right to withdraw for lack of payment until February 27, 2021.

The Company’s board of directors acknowledges that each holder of Class B Shares should evaluate whether to tender his or her Class B Shares only after reviewing the MacKenzie Offer and our Offer and should also consider the fact that there is not currently an established trading market or value for the Class B Shares. An individual stockholder may determine to tender based on, among other considerations, the individual stockholder’s liquidity needs. In addition, the Company’s board of directors believes that each stockholder should consider that (a) the Company’s board of directors has the right to amend, extend or, upon certain specified conditions (including the actual commencement of the MacKenzie Offer), terminate our Offer, (b) the actual amount and timing of any dividends the Company may pay in the future cannot be assured, and (c) the trading price of Class A Shares on the NYSE may fluctuate significantly and decline from its current level, and there can be no assurance the trading price of Class A Shares will not be lower than the current trading price or the price in the MacKenzie Offer price or the Offer if you decide to sell your Class B Shares after they have automatically converted into Class A Shares.
More information about our board of directors’ recommendation that stockholders should not tender their Class B Shares in response to either the MacKenzie Offer (assuming it commences) or our Offer is included in a letter to holders of Class B Shares dated December 28, 2020 and the Company’s Current Report on Form 8-K, each filed with the SEC on December 28, 2020. The letter has been mailed or otherwise transmitted to you along with this Offer to Purchase and can be found in the “Investor Relations” section of our website, www.newyorkcityreit.com.
How are Class B Shares different from Class A Shares?
We have two classes of Shares, Class A Shares, which are listed on the NYSE, and Class B Shares, which are not listed on the NYSE. Except with respect to listing, the Class B Shares have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as Class A Shares. In accordance with the Company’s charter, one-third of the originally issued and outstanding Class B Shares automatically converted into Class A Shares and were listed on the NYSE on December 16, 2020, one-half of the remaining issued and outstanding Class B Shares will automatically convert into Class A Shares and be listed on the NYSE no later than April 15, 2021 and the remaining Class B Shares will automatically convert into Class A Shares and be listed on the NYSE no later than August 13, 2020. As a result, within 360 days following the date Class A Shares were listed on the NYSE, August 18, 2020, all of our Shares will be listed on the NYSE unless our board decides to convert the Class B Shares earlier. Stockholders should not expect the board to change the conversion dates and Class B Shares will continue to be illiquid until converted into Class A Shares.
How was the size and price for the Offer established?
We established the maximum number of Class B Shares that may be purchased in this Offer by choosing the number equal to the maximum number of Class B Shares in the MacKenzie Offer. The $7.00 per Class B Share Purchase Price for this Offer was selected because is higher than the price offered in the MacKenzie Offer.
May I tender Class B Shares in this Offer and the MacKenzie Offer?
You may not tender the same Class B Shares in this Offer and the MacKenzie Offer. If you tender Class B Shares in this Offer, you must represent that the tendered Class B Shares are not encumbered, including by any obligation to transfer them, and that when the Class B Shares are accepted for payment by us, that we will acquire good, marketable and unencumbered title to the Class B Shares. If you tender Class B Shares in the MacKenzie Offer, you will be prohibited from tendering those Class B Shares to us in this Offer. Tendering Class B Shares in the MacKenzie Offer will invalidate your tender of Class B Shares in this Offer and as a result the Company will not accept your tendered Class B Shares in whole or in part.
What will be the effects of the Offer?
The purchase of Class B Shares pursuant to the Offer will have the following effects:
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Depending on how many Class B Shares are purchased, the Offer will decrease the amount of cash we have available for other purposes, such as dividends, acquisitions, improvement costs, operating and administrative expenses or debt service obligations.

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Purchases of Class B Shares pursuant to the Offer will increase the proportionate interest in the Company of holders of Class B Shares that do not tender their Class B Shares.

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Stockholders who tender all of their Class B Shares will give up the opportunity to participate in any potential future benefits from owning Class B Shares, including the right to receive any future dividends that we may pay on Class A Shares and Class B Shares and any future increases in the value of the Class A Shares and Class B Shares. The actual amount and timing of any dividends the Company may pay in the future cannot be assured.

Do the Company’s directors or executive officers intend to tender their Class B Shares in the Offer?
We have been advised that none of our directors or executive officers intend to tender any Class B Shares in the Offer.
How many Shares will the Company purchase? What will be the form of payment?
We are offering to purchase for cash up to 65,000 Class B Shares at a purchase price equal to $7.00 per Class B Share, or $455,000 in the aggregate, subject to the terms and conditions of the Offer. In accordance with rules promulgated by the SEC, we may increase the number of Class B Shares accepted for payment in the Offer by up to, but not more than, 2% of the outstanding Class B Shares without amending or extending the Offer. Properly tendering Class B Shares assures you that at least a portion of your Class B Shares will be purchased so long as we purchase Shares under the Offer (subject to provisions relating to “odd lot” priority and proration described in “The Offer — Section 1”).
We will announce the preliminary results of the Offer through an amendment to the Schedule TO, including the expected proration factor, and pay the Purchase Price in cash, less any applicable withholding taxes and without interest, for the Class B Shares we accept for payment promptly after the Expiration Date. If we are required to pro rate, we will need to calculate the final proration factor and begin paying for Class B Shares accepted for payment.
We will pay for Class B Shares that are properly tendered and not properly withdrawn by depositing the Purchase Price in cash with CPU, the Paying Agent for the Offer (the “Paying Agent”), which will act as your agent for the purpose of receiving payments from us and transmitting payments to you. In all cases, payment for tendered Class B Shares will be made only after timely receipt by CPU in its capacity as the Depositary for the Offer (the “Depositary”) of a properly completed and duly executed Letter of Transmittal and any required signature guarantees and other documents required by the Letter of Transmittal.
Subject to applicable law, we reserve the right, in our sole discretion, to change the Purchase Price and to increase or decrease the number of Class B Shares sought in the Offer. The Offer is not conditioned upon the receipt of financing or any minimum number of Class B Shares being tendered. The Offer is, however, subject to certain conditions. See “The Offer — Section 1” and “—  Section 2.”
If I tender my Class B Shares, and the Company accepts the Class B Shares I tender, will I receive dividends accrued before my Class B Shares are accepted?
Class B Shares purchased in the Offer will not be eligible to receive dividends except for any dividends declared to stockholders of record on a date prior to the date that we accept those Class B Shares for payment.
What if stockholders tender more than 65,000 Class B Shares?
If more than 65,000 Class B Shares are properly tendered and not properly withdrawn, we will purchase Class B Shares on the following basis:
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First, we will purchase all the Class B Shares properly tendered and not properly withdrawn by any “Odd Lot Holder” (a Class B stockholder of less than 100 Class B Shares) who tenders all of that holder’s Class B Shares; and

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Second, after the purchase of all the Class B Shares properly tendered by Odd Lot Holders, we will purchase all other Class B Shares properly tendered on a pro rata basis with appropriate adjustments to avoid the purchase of fractional Class B Shares.

In addition, in accordance with rules promulgated by the SEC, we may increase the number of Class B Shares accepted for payment in the Offer by up to, but not more than, 2% of the outstanding Class B Shares without amending or extending the Offer. This could result in the number of Class B Shares accepted for payment in the Offer increasing by up to approximately 127,600 Class B Shares.
Because of the proration and “odd lot” priority provisions described in this Offer to Purchase, it is possible that we will not purchase all of the Class B Shares that you tender.
If the Offer is oversubscribed, and you are not an Odd Lot Holder, the amount of Class B Shares that we purchase from you will be prorated.
If we are required to pro rate, the Paying Agent will determine the proration factor promptly following the Expiration Date. The proration factor will be based on the ratio of (i) 65,000 (or, if we increase the number of Class B Shares accepted for payment in the Offer as described above, the increased aggregate number of Class B Shares to be purchased pursuant to the Offer) minus the aggregate number of Class B Shares to be purchased from Odd Lot Holders to (ii) the total number of Class B Shares properly tendered and not properly withdrawn by all holders of Class B Shares (other than Odd Lot Holders). The number of Class B Shares accepted for purchase for each Class B stockholder (other than Odd Lot Holders) will equal the number of Class B Shares validly tendered by each Class B stockholder multiplied by the proration factor, with appropriate adjustments to avoid the purchase of fractional Class B Shares.
Notwithstanding the difficulty in determining the number of Class B Shares properly tendered and not withdrawn and the odd lot procedure described above, we will announce the final proration factor and commence payment for any Class B Shares purchased pursuant to the Offer promptly. The preliminary results of any proration will be announced through publicly filing an amendment to the Schedule TO as promptly as practicable after the Expiration Date.
Because of the proration provisions described in this Offer to Purchase, it is possible that we will not purchase all the Class B Shares that you tender. If the Offer is oversubscribed, the amount we purchase from you will be prorated. The number of Class B Shares that we will purchase from a stockholder pursuant to the Offer may affect the U.S. federal income tax consequences to the stockholder of the purchase and, therefore, may be relevant to a stockholder’s decision whether to tender Class B Shares. Each Class B stockholder should consult with their tax advisor to evaluate the tax consequences of tendering or selling Shares in the Offer. See “The Offer —  Section 16.”
If I own fewer than 100 Class B Shares and I tender all of my Class B Shares, will I be subject to proration?
If you own beneficially or of record fewer than 100 Class B Shares in the aggregate, you will not be subject to proration if: (1) you properly tender all of these Class B Shares, (2) you do not properly withdraw them before the Expiration Date, and (3) you complete the Letter of Transmittal included with this Offer to Purchase and the Odd Lot Certification Form. See “The Offer — Section 1.”
How do I tender Class B Shares that are registered in my name?
If you would like for us to purchase all or a portion of your Class B Shares that are registered in your name, you must properly complete and sign the Letter of Transmittal enclosed herein according to its Instructions and deliver it, together with any required signature guarantees and any other documents required by the Letter of Transmittal, to CPU in its capacity as the Depositary at the appropriate address shown on the “Important Instructions and Information” page accompanying the Letter of Transmittal.
Unless the Offer is extended, the completed and executed Letter of Transmittal must be received before the Expiration Date. See “The Offer — Section 2.”
How do I tender Class B Shares that I hold through a broker, dealer, commercial bank, trust company, custodian or other nominee?
If you hold your Class B Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on our books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Class B Shares. Holders of Class B Shares holding their Class B Shares through a broker, dealer, commercial bank, trust company, custodian (such as an IRA account) or other nominee must not deliver a Letter of Transmittal directly to the Depositary. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Class B Shares must submit the Letter of Transmittal that pertains to your Class B Shares to the Depositary on your behalf. This requirement will be strictly followed, and Letters of Transmittal which do not conform to the above will be rejected. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted and the signature must be affixed with a medallion guarantee. If a broker, dealer, commercial bank, trust company, custodian or other nominee holds your Class B Shares, it may have an earlier deadline for accepting the Offer. We urge you to contact the broker, dealer, commercial bank, trust company, custodian or other nominee that holds your Class B Shares as soon as possible to find out its deadline. See “The Offer — Section 2.”
Will I be notified of any defects in the documents I submit?
To the extent practicable, the Company and CPU will attempt to give notice of any defects or irregularities in tenders, provided, however, that none of the Company, CPU or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give any such notice. Any notice given will be in the form of a letter. The Company will not be liable for failure to waive any condition of the Offer or for any defect or irregularity in any tender of Class B Shares. Therefore, we encourage stockholders to carefully complete their tender materials and submit them as early as possible after they have considered the information in this Offer to Purchase, so that they will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See “The Offer — Section 2.”
What will happen to my fractional Class B Shares in connection with the Offer?
If you are tendering all of your Class B Shares and the Offer is not over-subscribed or, even if oversubscribed, you are an Odd Lot Holder tendering all of your Class B Shares, we will purchase your properly tendered Class B Shares, including any fractional Class B Share, pursuant to the terms and subject to the conditions of the Offer. If you tender less than all of your Class B Shares by writing in a number of Class B Shares on the Letter of Transmittal that represents less than all of the whole Class B Shares you own at the time that you submit your Letter of Transmittal, any fractional Share that you own will not be tendered. See “The Offer — Section 9.”
Will I have to pay brokerage fees and commissions if I tender my Class B Shares?
No, if you are the holder of record of your Class B Shares and you tender your Class B Shares directly, you will not incur any brokerage fees or commissions. If you hold your Class B Shares through a broker, dealer, commercial bank, trust company, custodian or other nominee and that person tenders Class B Shares on your behalf, that person may charge you a fee for doing so. We urge you to consult your broker, dealer, commercial bank, trust company, custodian or other nominee to determine whether any charges will apply.
What is the accounting treatment of the Offer for the Company?
The purchase of Class B Shares pursuant to the Offer will reduce our stockholders’ equity and our total cash in an amount equal to the aggregate Purchase Price of the Class B Shares purchased.
Are there any governmental or regulatory approvals, consents or filings to be made or obtained in connection with the Offer?
We are not aware of any approval or other action by any governmental, administrative or regulatory authority, agency or body required for us to acquire the Class B Shares pursuant to the Offer. We intend, however, to seek any approvals or make any notice filings that may be required. We may be required to delay the acceptance for payment of, or payment for, Class B Shares tendered in the Offer pending receipt of any approval or other action. There can be no assurance that any approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for Class B Shares are subject to the satisfaction of certain conditions. See “The Offer — Section 6” and “—  Section 15.”
Must I tender all of my Class B Shares to participate in the Offer?
No. Subject to the conditions described herein for Odd Lot Holders, you may tender all of your Class B Shares, a portion of your Class B Shares or none of your Class B Shares. You are able to tender your Class B Shares regardless of how long you have owned them. See “The Offer — Section 3.”
When will the Offer expire? Can the Offer be extended? How will I be notified if the Offer period is extended?
You may tender your Class B Shares until the Offer expires on the Expiration Date, which is February 5, 2021 unless extended by us. We may choose to extend the Offer period for any reason. If we extend the Offer period, we will make a public announcement no later than 9:00 a.m. Eastern Time on the next business day after the previously scheduled Expiration Date. We cannot assure you that the Offer will be extended or, if extended, for how long it will be extended. See “The Offer — Section 1” and “—  Section 7.”
Will there be any tax consequences to me if I tender my Class B Shares?
Yes. If we accept your tender of Class B Shares, you will be treated as either having sold or exchanged those Class B Shares in a taxable transaction or, under certain circumstances, as having received a distribution with respect to those Class B Shares that is treated as a dividend to the extent it is paid out of our current or accumulated earnings and profits. You should consult your tax advisor regarding the tax consequences of tendering your Class B Shares. See “The Offer — Section 16.”
May I withdraw my tendered Class B Shares?
Yes. You may withdraw any or all Class B Shares tendered at any time prior to the Expiration Date. To withdraw your tendered Class B Shares, you must either (i) call 888-505-6583 or (ii) properly submit a written notice of withdrawal (a “Withdrawal Letter”) and deliver it, together with any required signature guarantees and any other required documents, to the Depositary at the appropriate address shown on the “Important Instructions and Information” page accompanying the Letter of Transmittal. Please note that a Withdrawal Letter delivered via a method of delivery other than U.S. mail or overnight courier service will not be accepted. See “The Offer — Section 4.”
How will the Company pay for the Class B Shares?
Assuming that we purchase 65,000 Shares at $7.00 per Share, the cost to us will be $455,000 in the aggregate, subject to our ability to increase the number of Class B Shares accepted for payment in the Offer by up to, but not more than, 2% of the outstanding Class B Shares (resulting in a commensurate increase in the aggregate cost to us by up to approximately $0.9 million) without amending or extending the Offer in accordance with rules promulgated by the SEC. Assuming that we do not increase the number of Class B Shares accepted for payment, we expect that the maximum aggregate cost of these purchases, including all fees and expenses applicable to the Offer, will be up to approximately $200,000. As of September 30, 2020, we had approximately $39.1 million of cash and cash equivalents plus $9.7 million of restricted cash. We are also subject to a covenant under one of our mortgage loans requiring us to maintain minimum liquid assets (i.e. cash and cash equivalents) of $10.0 million reducing the amount of cash that may be used for other purposes. We intend to fund the purchase of Class B Shares in the Offer and pay related costs using our available cash (which does not include restricted cash). See “The Offer — Section 12.”

What are the most significant conditions to the Offer?
Our obligation to accept for payment and pay for your tendered Class B Shares depends upon a number of conditions that must be satisfied or waived on or prior to the Expiration Date, including but not limited to:
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the MacKenzie Offer has commenced on terms materially consistent with the terms of the MacKenzie Offer described herein at or prior to 5:00 p.m. Eastern Time on January 26, 2021;

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if so commenced, the MacKenzie Offer has not been terminated or withdrawn prior to the purchase of any Class B Shares pursuant to our Offer;

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no threatened or pending action, suit or proceeding by any third-party, including any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency or other tribunal shall have been instituted or shall be pending, nor shall we have received notice of any such action, that directly or indirectly:

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challenges or seeks to challenge, makes illegal, or delays or otherwise directly or indirectly restrains, prohibits or otherwise affects our making of the Offer, the acquisition by us of some or all of the Class B Shares pursuant to the Offer or any other matter relating to the Offer, or seeks to obtain any material damages or otherwise relates to the transactions contemplated by the Offer;

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in our reasonable judgment, could be expected to materially and adversely affect our business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), income, operations, results of operations or prospects, taken as a whole, or otherwise materially impair in any way our ability to purchase some or all of the Class B Shares pursuant to the Offer;

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makes our purchase of, or payment for, some or all of the Class B Shares pursuant to the Offer illegal, or otherwise restricts or prohibits consummation of the Offer; or

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materially impairs the contemplated benefits to us of the Offer;

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no change in the general political, market, economic or financial conditions, domestically or internationally, that could reasonably be expected to materially and adversely affect our business or prospects or the benefits to us of the Offer, including, but not limited to, the following:

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any general suspension of trading in, or limitation on prices for, securities on any U.S. national securities exchange or in the over-the-counter market;

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the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

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a pandemic or the commencement or escalation of war, armed hostilities or other international or national calamity, including, but not limited to, an act of terrorism directly or indirectly involving the United States;

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any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, could materially affect the extension of credit by banks or other lending institutions in the United States;

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a change in the tax law or regulations, the effect of which, in our reasonable judgment, would be to materially change the tax consequences of the Offer in any manner that would reasonably be expected to materially and adversely affect us; or

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in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

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no tender or exchange offer for any or all Class A Shares or Class B Shares (other than the Offer or the MacKenzie Offer), or any merger, acquisition, business combination or other similar transaction with or involving us or our subsidiaries, has been proposed, announced or commenced by any person or has been publicly disclosed and we have not entered into a definitive agreement or an agreement in principle with any person with respect to a merger, business combination or other similar transaction, other than in the ordinary course of business;
•
we learn that:

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any entity, group or person who has filed a Schedule 13D or Schedule 13G with the SEC has acquired or proposes to acquire, whether through the acquisition of stock, the formation of a group, the grant of any option or right, or otherwise (other than by virtue of the Offer), beneficial ownership of an additional 2% or more of our outstanding Class A Shares or Class B Shares; or

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any new group has been formed that beneficially owns more than 5% of our outstanding Class A Shares or Class B Shares (options for and other rights to acquire Class A Shares or Class B Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause);

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no person, entity or group has filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any Class A Shares or Class B Shares, or has made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of our respective assets or securities;

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no action has been taken and no statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) has been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or us by any court, government or governmental agency or other regulatory or administrative authority, domestic or foreign, which, in our reasonable judgment:

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indicates that any approval or other action of any such court, agency or authority may be required in connection with the Offer or the purchase of Class B Shares thereunder;

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could reasonably be expected to prohibit, restrict or delay consummation of the Offer; or

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otherwise could reasonably be expected to materially adversely affect our business or prospects, or the benefits to us of the Offer;

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no change or changes have occurred in our business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), income, operations, results of operations or future business prospects that, in our reasonable judgment, has or have a material adverse effect on our business or prospects, or the benefits to us of the Offer;

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no approval, permit, authorization, favorable review or consent of any governmental entity required to be obtained in connection with the Offer shall not have been obtained on terms satisfactory to us in our reasonable discretion; or

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we determine that consummating the Offer and the purchase of the Class B Shares may cause the Class B Shares to be held of record by less than 300 persons.

In addition, if completing the Offer on its current or amended terms, or at all, may cause us to fail to qualify for taxation as a real estate investment trust for U.S. federal income tax purposes (“REIT”), we may terminate or amend the Offer or postpone accepting Class B Shares for payment.
If any of the conditions referred to above is not satisfied, we may:
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terminate the Offer and return all tendered Class B Shares to the tendering stockholders;

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extend the Offer and, subject to withdrawal rights as set forth in “The Offer — Section 4,” retain all of the tendered Class B Shares until the expiration of the Offer as so extended;

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waive the condition and, subject to any requirement to extend the period of time during which the Offer is open, purchase all of the Class B Shares validly tendered and not withdrawn prior to the Expiration Date; or

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delay accepting for payment or paying for Class B Shares, subject to applicable law, until satisfaction or waiver of the conditions to the Offer.

Each of these conditions is for our sole benefit and may be asserted or waived by us, in whole or in part, at any time and from time to time in our discretion prior to the Expiration Date. The Offer is not conditioned upon on any minimum number of Class B Shares being tendered.
May you amend or terminate the Offer?
Yes, we may amend the Offer, or terminate the Offer subject to the conditions to the Offer. The Offer is not conditioned upon the tender of any minimum number of Class B Shares. We are not required to accept or pay for any Class B Shares tendered unless the conditions to the Offer have been satisfied. See “The Offer — Section 6” and “—  Section 7.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The Offer contains certain forward-looking statements and information relating to us that are based on current expectations, estimates, forecasts and projections and our management’s beliefs and assumptions about us, our future performance and our business, including statements about the Offer. These statements include, but are not limited to, statements about our strategies, plans, objectives, expectations, intentions, expenditures, and assumptions and other statements contained in the Offer that are not statements of historical fact. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with broker dealers or due diligence firms in the normal course of business through meetings, webcasts, phone calls and conference calls. Words such as “believe,” “estimate,” “expect,” “anticipate,” “intend,” “outlook,” “could,” “target,” “seek,” “should,” “may,” “assume,” “continue,” “plan” and “project” and as well as variations of such words and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are not guarantees and involve certain risks, uncertainties and assumptions, including the fulfillment of the conditions to this Offer, that make the future difficult to predict. Actual results may not conform to, and may differ materially from, our expectations, intentions and predictions. We describe risks, uncertainties and assumptions that could affect our ability to execute our strategy, our future financial condition and the outcome or results of operations in the “Risk Factors” section of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 19, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 14, 2020, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on August 13, 2020, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed with the SEC on November 12, 2020 and all other filings filed with the SEC after that date. Except as required by applicable law, we neither intend to nor assume any obligation to update these forward- looking statements, which speak only as of the respective dates on which they were made. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements.

THE OFFER
1.   Price; Number of Class B Shares; Expiration Date; Proration
Subject to the terms and conditions of the Offer, we will purchase for cash up to 65,000 Shares which are properly tendered and not properly withdrawn prior to the Expiration Date at a purchase price equal to $7.00 per Class B Share in cash, or $455,000 in the aggregate. We reserve the right to extend the Offer (see Section 7). In addition, in accordance with rules promulgated by the SEC, we may increase the number of Class B Shares accepted for payment in the Offer by up to, but not more than, 2% of the outstanding Class B Shares without amending or extending the Offer. This could result in the number of Class B Shares accepted for payment in the Offer increasing by up to approximately 127,600 Class B Shares.
MacKenzie has advised the Company that MacKenzie intends to make an unsolicited offer, which we refer to as the MacKenzie Offer, commencing on December 28, 2020 to purchase up to 65,000 Class B Shares at a price equal to $6.50 per share in cash. The Mackenzie Offer expires on February 5, 2021, unless extended. Subject to MacKenzie actually commencing its offer, we are offering to purchase a like number of Class B Shares at a price equal to $7.00 per share. Our offer expires on January 27, 2021, unless extended. Both of these offer prices are substantially less than the price at which the Class A Shares have been trading on the NYSE. On December 24, 2020, the last trading day before we commenced the Offer, the closing price of the Class A Shares was $7.91 per share.
By offering to pay more than MacKenzie, we are trying to deter MacKenzie and others that may try to exploit the short-term illiquidity of Class B Shares prior to the time they automatically convert into Class A Shares Please see Section 13 “Certain Information About the Company — Our Business” below. This section explains why the Class B Shares were created as part of listing the Class A Shares on the NYSE. Please note that MacKenzie is not affiliated with the Company or Advisor.
The Company’s board of directors recommends that stockholders DO NOT tender their Class B Shares pursuant to our Offer or the lower MacKenzie Offer.
In making this recommendation, we note:
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The price offered by us and in the MacKenzie Offer are substantially less than the price at which the Class A Shares have been trading on the NYSE.

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The outstanding Class B Shares will automatically convert into Class A Shares listed on the NYSE in two equal tranches no later than April 15, 2021 and August 13, 2021. MacKenzie misleadingly implies that the Class B Shares may not convert on or before these dates, specifically stating that “[t]here can be no guarantee that your shares will convert in a timely manner, or at all…” Under the Company’s charter, conversion of the Class B Shares must occur by the dates set forth above. Our board of directors has the ability to make one or both conversion dates earlier but does not have the power or authority to delay or cancel a scheduled conversion for any reason.

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The fact that the trading price of the Class A Shares may be volatile and may decline.

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The Company’s board of directors takes MacKenzie at its word that the MacKenzie Offer represents an opportunistic attempt by MacKenzie to make profit by purchasing Class B Shares before they convert into Class A Shares, thereby depriving the holders of Class B Shares who tender Class B Shares in the MacKenzie Offer of any potential future benefits associated with owning Shares.

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If a stockholder needs or desires immediate liquidity, our Offer provides holders of Class B Shares with an alternative to the MacKenzie Offer at a 7.7% premium to the MacKenzie Offer price.

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The fact that, although the MacKenzie Offer states that the $6.50 per share offer price will be “promptly” paid, for all validly tendered Class B Shares, MacKenzie may not actually pay for any tendered Class B Shares before February 27, 2021. A person tendering to MacKenzie would not have the right to withdraw for lack of payment until February 27, 2021.

The Company’s board of directors acknowledges that each holder of Class B Shares should evaluate whether to tender his or her Class B Shares only after reviewing the MacKenzie Offer and our Offer and should also consider the fact that there is not currently an established trading market or value for the Class B

Shares. An individual stockholder may determine to tender based on, among other considerations, the individual stockholder’s liquidity needs. In addition, the Company’s board of directors believes that each stockholder should consider that (a) the Company’s board of directors has the right to amend, extend or, upon certain specified conditions (including the actual commencement of the MacKenzie Offer), terminate our Offer, (b) the actual amount and timing of any dividends the Company may pay in the future cannot be assured, and (c) the trading price of Class A Shares on the NYSE may fluctuate significantly and decline from its current level, and there can be no assurance the trading price of Class A Shares will not be lower than the current trading price or the price in the MacKenzie Offer price or the Offer if you decide to sell your Class B Shares after they have automatically converted into Class A Shares.
More information about our board of directors’ recommendation that stockholders should not tender their Class B Shares in response to either the MacKenzie Offer (assuming it commences) or our Offer is included in a letter to holders of Class B Shares dated December 28, 2020 and the Company’s Current Report on Form 8-K, each filed with the SEC on December 28, 2020. The letter has been mailed or otherwise transmitted to you along with this Offer to Purchase and can be found in the “Investor Relations” section of our website, www.newyorkcityreit.com.
Because of the “odd lot” priority and proration provisions described herein, all Class B Shares properly tendered and not properly withdrawn may not be purchased if more than 65,000 Shares are properly tendered and not properly withdrawn.
If a Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.
Although the Company’s board of directors has approved the Offer, the board unanimously recommends that stockholders NOT tender their Shares pursuant to the Offer. CPU, in its capacity as Depositary, Paying Agent or Information Agent for the Offer, does not make any recommendation to stockholders as to whether to tender or refrain from tendering their Class B Shares. Each stockholder must make his or her own decision whether to tender Class B Shares, and if so, how many Class B Shares to tender. Stockholders are urged to evaluate carefully all information in the Offer, the Letter of Transmittal and the Schedule TO, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, which are incorporated herein by reference and can be found in the “Investor Relations” section of our website, www.newyorkcityreit.com, and consult their own investment and tax advisors and make their own decisions whether to tender or refrain from tendering their Class B Shares.
No person has been authorized to make any recommendation on behalf of the Company, the Company’s board of directors, or CPU, as the Depositary, Paying Agent or Information Agent, or any representations in connection with the Offer other than those contained herein or in the Letter of Transmittal. If given or made, any recommendation and any information and representations must not be relied upon. This Offer has been neither approved nor disapproved by the SEC, nor has the SEC or any state securities commission passed upon the fairness or merits of the Offer or the accuracy or adequacy of the information contained or incorporated by reference into this Offer to Purchase. Any representation to the contrary is a criminal offense.
The Offer is not conditioned upon the receipt of financing or any minimum number of Class B Shares being tendered. The Offer is, however, subject to certain conditions, including the actual commencement of the MacKenzie Offer. See Section 6.
Subject to the applicable rules and regulations of the SEC, we expressly reserve the right, in our sole discretion, at any time and from time to time, (a) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Class B Shares, (b) to increase or decrease the aggregate cost to us of the Class B Shares sought in the Offer, (c) to amend the Offer prior to the Expiration Date, and (d) on the basis of any of the conditions specified in Section 6 prior to the Expiration Date, to terminate the Offer and not accept any Class B Shares for payment. Notice of any extension, amendment or termination will be distributed promptly to stockholders in a manner reasonably calculated to inform them of the change in compliance with Rule 13e-4(e)(3) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). In the case of an extension of the Offer, we will make a public announcement no later than 9:00 a.m. Eastern Time, on the next business day after the scheduled Expiration Date, in accordance with Rule 14e-1(d) under the Exchange Act.
If we (i) increase or decrease the Class B Shares, (ii) increase the maximum number of Class B Shares that we may purchase in the Offer by up to, but not more than, 2% of our outstanding Class B Shares or (iii) decrease the number of Class B Shares that we may purchase in the Offer, then the Offer must remain open for at least ten (10) business days following the date that notice of the increase or decrease is first published, sent or given.
Stockholders properly tendering Class B Shares can expect to have at least a portion of their Class B Shares purchased if any Class B Shares are purchased pursuant to the Offer (subject to provisions relating to “odd lot” priority and proration described herein).
The Company will not accept or pay for any Class B Shares that are subject to, and all Class B Shares tendered in the Offer must be free and clear of, any liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever. The Company will acquire all rights and benefits arising from any Class B Shares that it accepts and pays for in the Offer, provided that any dividends or distributions which may be declared, paid, issued, distributed, made or transferred on or in respect of the tendered Class B Shares to stockholders of record on or prior to the date on which the Class B Shares are accepted for payment pursuant to the Offer will be for the account of the tendering stockholder(s).
Priority of Purchases.
Upon the terms and subject to the conditions of the Offer (including the “odd lot” priority and proration provisions), if more than 65,000 Class B Shares are properly tendered and not properly withdrawn prior to the Expiration Date, we will:
First, purchase all Class B Shares tendered by any Odd Lot Holder who: (1) properly completes and submits the Letter of Transmittal and the Odd Lot Certification Form included with this Offer to Purchase, and (2) properly tenders all Class B Shares owned beneficially or of record by the Odd Lot Holder and does not properly withdraw this tender (note: tenders of less than all of the Class B Shares owned by an Odd Lot Holder will not qualify for this preference).
Second, purchase all other Class B Shares properly tendered and not properly withdrawn on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Class B Shares, as described below, until we have purchased up to 65,000 Class B Shares; provided that we may increase the number of Class B Shares purchased by up to, but not more than, 2% of the outstanding Class B Shares without amending or extending the Offer which, if we do so, could result in the number of Class B Shares accepted for payment in the Offer increasing by up to approximately 127,600 Class B Shares.
Odd Lots.   The terms “odd lot” and “Odd Lot Holder” refer to persons who are record or beneficial owners of a total of fewer than 100 Class B Shares. All Class B Shares properly tendered prior to the Expiration Date by an Odd Lot Holder who is tendering all Class B Shares owned by that Odd Lot Holder will be purchased by us in the Offer if they are not properly withdrawn. This will be the case even if the Offer is oversubscribed and other tendering stockholders have the amount of their tendered Class B Shares prorated. Odd Lot Holders should certify their status in the appropriate place on the Odd Lot Certification Form included with this Offer to Purchase. To qualify for this preference, an Odd Lot Holder must tender all Class B Shares owned by the Odd Lot Holder in accordance with the procedures described in Section 2. This preference is not available to partial tenders or to beneficial or record holders of 100 or more Class B Shares in the aggregate, even if these holders have separate accounts holding fewer than 100 Class B Shares. Any Odd Lot Holder wishing to tender all of his or her Class B Shares pursuant to the Offer should complete the Letter of Transmittal and the Odd Lot Certification Form included with this Offer to Purchase.
Proration.   If we are required to pro rate, the Paying Agent will determine the proration factor promptly following the Expiration Date. The proration factor will be based on the ratio of (i) 65,000 (or, if we increase the number of Class B Shares accepted for payment in the Offer as described above, the increased aggregate number of Class B Shares to be purchased pursuant to the Offer) minus the aggregate number of Class B Shares to be purchased from Odd Lot Holders to (ii) the total number of Class B Shares properly tendered and not properly withdrawn by all stockholders (other than Odd Lot Holders). The number of Class B Shares accepted for purchase for each stockholder (other than Odd Lot Holders) will equal the number of Class B Shares validly tendered by each stockholder multiplied by the proration factor, with appropriate adjustments to avoid the purchase of fractional Class B Shares.
Notwithstanding any potential difficulty in determining the number of Class B Shares properly tendered and not withdrawn and the odd lot procedure provisions described above, we will announce the final proration factor and commence payment for any Class B Shares purchased pursuant to the Offer promptly following the Expiration Date. The preliminary results of any proration will be announced through publicly filing an amendment to the Schedule TO as promptly as practicable after the Expiration Date.
2.   Procedures for Tendering Class B Shares
If your Class B Shares are registered in your name (for example, you are an individual who is the record and beneficial owner of Class B the Shares) and you would like to tender all or a portion of your Class B Shares, you must properly complete and sign the enclosed Letter of Transmittal and deliver it, together with any required signature guarantees and other documents required by the Letter of Transmittal, to the Depositary at the appropriate address provided on the “Important Instructions and Information” page accompanying the Letter of Transmittal.
Odd Lot Holders must tender all of their Class B Shares and also complete the Letter of Transmittal included with this Offer to Purchase to qualify for the preferential treatment available to Odd Lot Holders as described in Section 1. Odd Lot Holders should also complete the Odd Lot Certification Form included with this Offer to Purchase.
If you hold your Class B Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on our books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Class B Shares. Stockholders holding their Class B Shares through a broker, dealer, commercial bank, trust company, custodian (such as an IRA account) or other nominee must not deliver a Letter of Transmittal directly to the Depositary. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Class B Shares must submit the Letter of Transmittal that pertains to your Class B Shares to the Depositary on your behalf. This requirement will be strictly followed, and Letters of Transmittal which do not conform to the above will be rejected. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted and such signature must be affixed with a medallion guarantee. If a broker, dealer, commercial bank, trust company, custodian or other nominee holds your Class B Shares, it may have an earlier deadline for accepting the Offer. We urge you to contact the broker, dealer, commercial bank, trust company, custodian or other nominee that holds your Class B Shares as soon as possible to find out its deadline.
If you are a broker, dealer, commercial bank, trust company, custodian or other nominee tendering Class B Shares on behalf of your client, you must properly complete and sign the enclosed Letter of Transmittal and deliver it, together with any required signature guarantees and any other documents required by the Letter of Transmittal, to the Depositary at the appropriate address provided on the “Important Instructions and Information” page accompanying the Letter of Transmittal and the Instructions.
Class B Shares will be deemed delivered only when all required documentation, properly completed and executed, is received by the Depositary. Please note that a Letter of Transmittal delivered via a method of delivery not specified in the Letter of Transmittal will not be accepted. The only acceptable methods of delivery of the Letter of Transmittal are those set forth in the Letter of Transmittal. Hand delivery is not among the acceptable methods set forth in the Letter of Transmittal. The method of delivery of any documents is at the election and complete risk of the stockholder tendering Class B Shares. A completed and executed Letter of Transmittal must be received by the Depositary before 11:59 p.m. Eastern Time on the Expiration Date. You should allow sufficient time to ensure timely delivery. If you choose to use the U.S. Postal Service, you may want to consider using registered or certified priority mail with return receipt requested.

In all cases, payment for Class B Shares tendered and accepted for payment pursuant to the Offer will be made only after receipt of a properly completed and duly executed Letter of Transmittal, including any other documents required by the Letter of Transmittal.
Signature Guarantees and Method of Delivery. No signature guarantee is required if:
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the Letter of Transmittal is signed by the registered holder of the Class B Shares tendered; or

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Class B Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17-Ad-15 promulgated under the Exchange Act (each of the foregoing constituting an “Eligible Institution”).

In all cases, payment for Class B Shares tendered and accepted for payment pursuant to the Offer will be made only after receipt of a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, and any other documents required by the Letter of Transmittal.
U.S. Federal Backup Withholding.   Under the U.S. federal backup withholding rules, unless an exemption applies under the applicable law and regulations, a portion of the gross proceeds payable to a tendering stockholder or other payee who is a U.S. stockholder (as defined in Section 16) pursuant to the Offer must be withheld and remitted to the Internal Revenue Service (the “IRS”), unless the tendering stockholder or other payee provides its taxpayer identification number (i.e., its employer identification number or social security number) to the Paying Agent (as payor) and certifies under penalties of perjury, among other things, that the number is correct. Any tendering stockholder that is a U.S. stockholder who has not previously provided an IRS Form W-9 to CPU should complete and sign an IRS Form W-9 (which may be obtained on the IRS website (www.irs.gov)) so as to provide the information and certification necessary to avoid U.S. federal backup withholding, unless the stockholder otherwise establishes to the satisfaction of the Paying Agent that the stockholder is not subject to such backup withholding. If a U.S. stockholder does not provide the Paying Agent with the correct taxpayer identification number, the U.S. stockholder may be subject to penalties imposed by the IRS. If U.S. federal backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS in accordance with its refund procedures.
Certain “exempt recipients” (including, among others, all corporations and certain non-U.S. persons) are not subject to U.S. federal backup withholding. In order for a non-U.S. person to qualify as an exempt recipient, that stockholder must submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable (which may be obtained on the IRS website (www.irs.gov)), signed under penalties of perjury, attesting to that stockholder’s exempt status.
Stockholders are urged to consult with their tax advisor regarding information reporting and possible qualifications for exemption from U.S. federal backup withholding and the procedure for obtaining any applicable exemption.
For a more complete discussion of material U.S. federal income tax consequences related to the Offer, see “The Offer — Section 16.”
Determination of Validity; Rejection of Class B Shares; Waiver of Defects; No Obligation to Give Notice of Defects.   All questions as to the number of Class B Shares to be accepted and the validity, form eligibility, including time of receipt, and acceptance for payment of any tender of Class B Shares will be determined by the Company, in its sole discretion. Any such determination will be final and binding on all parties except as may be finally determined in a subsequent judicial proceeding challenging the Company’s determination. The Company reserves the absolute right to reject any or all tenders of Class B Shares that it determines are not in proper form or the acceptance for payment of or payment for Class B Shares which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer prior to the Expiration Date and to waive any defect or irregularity in any tender with respect to any particular Share, whether or not the Company waives similar defects or irregularities in the case of any other stockholder. No tender of Class B Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Class B Shares. To the extent practicable, the Company and CPU will give notice of any defects or irregularities in tenders, provided, however, that none of the Company, CPU or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give any such notice. Any notice given will be in the form of a letter. We strongly encourage stockholders to submit completed tender materials as early as possible after they have properly considered the information in this Offer to Purchase, so that they will have as much time as possible prior the Expiration Date to correct any defects or irregularities in the materials they provide to us.
Tendering Stockholder’s Representation and Warranty; Our Acceptance Constitutes an Agreement. Under Rule 14e-4 promulgated under the Exchange Act, no person acting alone or in concert with others may directly or indirectly tender Class B Shares for the person’s own account unless, at the time of tender and at the end of the proration period or period during which Class B Shares are accepted by lot, the person has a “net long position” ( i.e. , more Class B Shares held in long positions than in short positions) in a number of Class B Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered the Class B Shares for the purpose of tendering to us within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Class B Shares made pursuant to any method of delivery set forth herein will constitute the tendering stockholder’s acceptance of the terms and conditions of the Offer, as well as the tendering stockholder’s representation and warranty to us that (i) the stockholder has a “net long position” in a number of Class B Shares or “equivalent securities” at least equal to the Class B Shares being tendered within the meaning of Rule 14e-4 and (ii) the tender of Class B Shares complies with Rule 14e-4. Our acceptance for payment of Class B Shares tendered in the Offer will constitute a binding agreement between the tendering stockholder and us upon the terms and subject to the conditions of the Offer (including the “odd lot” and proration provisions).
3.   Amount of Tenders
Stockholders may tender all of their Class B Shares or a portion of their Class B Shares specified as a number of Class B Shares that is less than all of their Class B Shares. A stockholder will be able to tender his or her Class B Shares to us for purchase regardless of when the stockholder first purchased the Class B Shares.
4.   Withdrawal Rights
Stockholders may withdraw Class B Shares tendered at any time prior to 11:59 p.m. Eastern Time on the Expiration Date. We will not accept any Class B Shares for payment prior to that time. Stockholders may also withdraw Class B Shares tendered at any time on or after February 5, 2021, if their Class B Shares have not been accepted for payment prior to that time.
For withdrawal to be effective, stockholders must either (i) call 888-505-6583, or (ii) send a Withdrawal Letter by mail or overnight courier service and timely received by the Depositary at the appropriate address shown on the “Important Instructions and Information” page accompanying the Letter of Transmittal. Any such Withdrawal Letter must specify the name of the person who tendered the Class B Shares to be withdrawn, must specify the identity and quantity of Class B Shares to be withdrawn, and must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed. You should allow sufficient time to ensure timely delivery of your Withdrawal Letter. If you choose to use the U.S. Postal Service, you may want to consider using registered or certified priority mail with return receipt requested.
Withdrawals may not be rescinded, and Class B Shares properly withdrawn will thereafter be deemed not validly tendered. However, withdrawn Class B Shares may be retendered again by following one of the procedures described in Section 2 at any time before the Expiration Date.
The Company will determine, in its sole discretion, all questions as to the form and validity (including time of receipt) of any Withdrawal Letter, and our determination shall be final and binding, subject to each tendering stockholder’s right to bring any dispute with respect thereto before a court of competent jurisdiction. None of the Company, its affiliates, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in any Withdrawal Letter or waiver of any such defect or irregularity or incur any liability for failure to give any such notification.
5.   Purchase and Payment for Tendered Class B Shares
Upon the terms and subject to the conditions of the Offer, following the Expiration Date, we will accept for payment up to 65,000 Class B Shares at a purchase price of  $7.00 per Share, or $455,000 in the aggregate, that are properly tendered and not properly withdrawn prior to the Expiration Date. For purposes of the Offer, we will be deemed to have accepted for payment, subject to the “odd lot” priority and proration, Class B Shares that are properly tendered and not properly withdrawn only when, as and if we give oral or written notice to the Depositary and the Paying Agent of our acceptance of tendered Class B Shares for payment.
We will pay for Class B Shares purchased pursuant to the Offer by depositing the aggregate Purchase Price for the Class B Shares with the Paying Agent, which will act as agent for tendering holders of Class B Shares for the purpose of receiving payment from us and transmitting payment to the tendering holders of Class B Shares.
If we are required to pro rate, the Paying Agent will determine the proration factor and pay for those tendered Class B Shares accepted for payment promptly after the Expiration Date. Proration for each stockholder tendering Class B Shares will be based on the ratio of the number of Class B Shares properly tendered and not properly withdrawn by the Class B stockholder to the total number of Class B Shares properly tendered and not properly withdrawn by all holders of Class B Shares.
Notwithstanding any potential difficulty in determining the number of Class B Shares properly tendered and not withdrawn and the odd lot procedure provisions described above, we will announce the final proration factor and commence payment for any Class B Shares purchased pursuant to the Offer promptly following the Expiration Date. The preliminary results of any proration will be announced through publicly filing an amendment to the Schedule TO as promptly as practicable after the Expiration Date.
Under no circumstances will we pay interest on the Purchase Price even if there is a delay in making payment. In addition, if certain events occur prior to the Expiration Date, we may not be obligated to purchase Class B Shares pursuant to the Offer. For example, the Offer is subject to certain conditions. See Section 6.
We will purchase 65,000 Class B Shares if the Offer is fully subscribed, which would represent approximately 1% of the issued and outstanding Class B Shares as of December 22, 2020. We may increase the number of Class B Shares accepted for payment in the Offer by up to, but not more than, 2% of the outstanding Class B Shares without amending or extending the Offer. If we do so, the number of Class B Shares accepted for payment in the Offer will increase by up to approximately 127,600 Class B Shares. Additional increases above 2% would require an amendment and extension of the Offer.
If more than 65,000 Class B Shares are duly tendered prior to 11:59 p.m. Eastern Time on the Expiration Date and proration is required as described in Section 1, we will not pay for any Class B Shares tendered until after the final proration has been completed. We will deduct all transfer taxes, if any, payable on the transfer to us of the Class B Shares purchased pursuant to the Offer.
6.   Conditions of the Offer
The Offer is not conditioned upon the receipt of financing or any minimum number of Class B Shares being tendered. Notwithstanding any other provision of the Offer, we will not be required to accept for payment, purchase or pay for any Class B Shares tendered, and we may terminate or amend the Offer or postpone the acceptance for payment of, or the purchase of and the payment for, Class B Shares tendered (subject to Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the Class B Shares tendered promptly after termination or withdrawal of the Offer), if at any time on or after the commencement of the Offer and before the Expiration Date any of the following events has occurred (or are determined by us, in our reasonable judgment, to have occurred) that, in our reasonable judgment, regardless of the circumstances giving rise to the event or events, makes it inadvisable to proceed with the Offer or with the acceptance for payment for the Class B Shares tendered in the Offer:

•
the MacKenzie Offer has not commenced on terms materially consistent with the terms of the MacKenzie Offer described herein at or prior to 5:00 p.m. Eastern Time on January 26, 2021;

•
if so commenced, the MacKenzie Offer has been terminated or withdrawn prior to the purchase of any Class B Shares pursuant to our Offer;

•
any threatened or pending action, suit or proceeding by any third-party, including any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency or other tribunal shall have been instituted or shall be pending, or we have received notice of any such action, that directly or indirectly:

•
challenges or seeks to challenge, makes illegal, or delays or otherwise directly or indirectly restrains, prohibits or otherwise affects our making of the Offer, the acquisition by us of some or all of the Class B Shares pursuant to the Offer or any other matter relating to the Offer, or seeks to obtain any material damages or otherwise relates to the transactions contemplated by the Offer;

•
in our reasonable judgment, could be expected to materially and adversely affect our business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), income, operations, results of operations or prospects, taken as a whole, or otherwise materially impair in any way our ability to purchase some or all of the Class B Shares pursuant to the Offer;

•
makes our purchase of, or payment for, some or all of the Class B Shares pursuant to the Offer illegal, or otherwise restricts or prohibits consummation of the Offer; or

•
materially impairs the contemplated benefits to us of the Offer;

•
any change in the general political, market, economic or financial conditions, domestically or internationally, that could reasonably be expected to materially and adversely affect our business or prospects or the benefits to us of the Offer, including, but not limited to, the following:

•
any general suspension of trading in, or limitation on prices for, securities on any U.S. national securities exchange or in the over-the-counter market;

•
the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

•
a pandemic or the commencement or escalation of war, armed hostilities or other international or national calamity, including, but not limited to, an act of terrorism directly or indirectly involving the United States;

•
any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, could materially affect the extension of credit by banks or other lending institutions in the United States;

•
a change in the tax law or regulations, the effect of which, in our reasonable judgment, would be to materially change the tax consequences of the Offer in any manner that would reasonably be expected to materially and adversely affect us; or

•
in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

•
a tender or exchange offer for any or all Class A Shares or Class B Shares (other than the Offer or the MacKenzie Offer), or any merger, acquisition, business combination or other similar transaction with or involving us or our subsidiaries, has been proposed, announced or commenced by any person or has been publicly disclosed and we have not entered into a definitive agreement or an agreement in principle with any person with respect to a merger, business combination or other similar transaction, other than in the ordinary course of business;

•
we learn that:

•
any entity, group or person who has filed a Schedule 13D or Schedule 13G with the SEC has acquired or proposes to acquire, whether through the acquisition of stock, the formation of a group, the grant of any option or right, or otherwise (other than by virtue of the Offer), beneficial ownership of an additional 2% or more of our outstanding Class A Shares or Class B Shares; or

•
any new group has been formed that beneficially owns more than 5% of our outstanding Class B Shares (options for and other rights to acquire Class A Shares or Class B Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause);

•
any person, entity or group has filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any Class A Shares or Class B Shares, or has made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of our respective assets or securities;

•
any action has been taken or any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) has been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or us by any court, government or governmental agency or other regulatory or administrative authority, domestic or foreign, which, in our reasonable judgment:

•
indicates that any approval or other action of any such court, agency or authority may be required in connection with the Offer or the purchase of Class B Shares thereunder;

•
could reasonably be expected to prohibit, restrict or delay consummation of the Offer; or

•
otherwise could reasonably be expected to materially adversely affect our business or prospects, or the benefits to us of the Offer;

•
any change or changes have occurred in our business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), income, operations, results of operations or future business prospects that, in our reasonable judgment, has or have a material adverse effect on our business or prospects, or the benefits to us of the Offer;

•
any approval, permit, authorization, favorable review or consent of any governmental entity required to be obtained in connection with the Offer shall not have been obtained on terms satisfactory to us in our reasonable discretion; or

•
we determine that consummating the Offer and the purchase of the Class B Shares may cause the Class B Shares to be held of record by less than 300 persons.

In addition, if completing the Offer on its current or amended terms, or at all, may cause us to fail to qualify for taxation as a REIT, we may terminate or amend the Offer or postpone accepting Class B Shares for payment.
If any of the conditions referred to above is not satisfied, we may:
•
terminate the Offer and return all tendered Class B Shares to the tendering stockholders;

•
extend the Offer and, subject to withdrawal rights as set forth in Section 4, retain all of the Class B Shares until the expiration of the Offer as so extended;

•
waive the condition and, subject to any requirement to extend the period of time during which the Offer is open, purchase all of the Class B Shares validly tendered and not withdrawn prior to the Expiration Date; or

•
delay accepting for payment or paying for Class B Shares, subject to applicable law, until satisfaction or waiver of the conditions to the Offer.

The conditions referred to above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition (other than any action or omission to act by us), and may be waived by us, in whole or in part, at any time and from time to time in our reasonable discretion until the Offer shall have expired or been terminated. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time until the Offer shall have expired or been terminated. However, once the Offer has expired, then all of the conditions to the Offer must have been satisfied or waived. In certain circumstances, if we waive any of the conditions described above, we may be required to extend the Expiration Date. Any determination by us concerning the events described above will be final and binding on all parties, subject to each tendering stockholder’s right to bring any dispute with respect thereto before a court of competent jurisdiction.
7.   Extension of the Offer; Termination; Amendment
Subject to any applicable rule and regulation of the SEC, we expressly reserve the right to extend the period of time the Offer is open and delay acceptance for payment of, and payment for, any Class B Shares by giving oral or written notice of such extension to the Paying Agent and the Depositary and making a public announcement of the extension. During any extension, all Class B Shares previously tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering stockholder to withdraw his or her Class B Shares.
We also expressly reserve the right, in our sole discretion, not to accept for payment and not pay for any Class B Shares not previously accepted for payment or paid for, subject to applicable law, to postpone payment for Class B Shares or to terminate the Offer upon the occurrence of any of the conditions specified in Section 6 by giving oral or written notice of the termination or postponement to the Paying Agent and the Depositary and making a public announcement of the termination or postponement. Our reservation of the right to delay payment for Class B Shares that we have accepted for payment is limited by Exchange Act Rule 13e-4(f)(5), which requires that we must pay the consideration offered or return the Class B Shares tendered promptly after termination or withdrawal of the Offer.
Subject to compliance with applicable law, we further reserve the right, in our reasonable discretion, and regardless of whether any of the events set forth in Section 6 have occurred or are deemed by us to have occurred, to amend the Offer in any respect, including, without limitation, by adjusting the Purchase Price for Class B Shares purchased in the Offer or increasing or decreasing the value of Class B Shares sought in the Offer. Amendments to the Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the public announcement must be issued no later than 9:00 a.m. Eastern Time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to stockholders in a manner reasonably designed to inform stockholders of the change.
If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by applicable law.
SEC rules and related releases and interpretations provide that the minimum period during which an Offer must remain open following material changes in the terms of the Offer or information concerning the Offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of the terms or information. The Offer will be extended until the expiration of the period of at least ten business days if:
•
we adjust the Purchase Price for Class B Shares purchased in the Offer or increase or decrease the number of Class B Shares sought in the Offer (and thereby increase or decrease the number of Class B Shares that may be purchased in the Offer), and, in the event of an increase in the number of Class B Shares accepted for payment in the Offer increases by more than 2% of the outstanding Class B Shares, and

•
the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such an increase or decrease is first published, sent or given to the stockholders in the manner specified in this Section 7.

8.   Certain Effects of the Offer
The purchase of Class B Shares pursuant to the Offer will have the following effects:
•
Depending on how many Class B Shares are purchased, the Offer will decrease the amount of cash we have available for other purposes, such as dividends, acquisitions, improvement costs, operating and administrative expenses or debt service obligations.

•
Purchases of Class B Shares pursuant to the Offer will increase the proportionate interest in the Company of stockholders that do not tender their Class B Shares.

•
Holders of Class B Shares who tender all of their Class B Shares will give up the opportunity to participate in any potential future benefits from owning Class B Shares, including the right to receive any future dividends that we may pay on Class A Shares and Class B Shares and any future increases in the value of the Class A Shares and Class B Shares. The actual amount and timing of any dividends the Company may pay in the future cannot be assured.

9.   Treatment of Fractional Shares
If you are tendering all of your Class B Shares and the Offer is not over-subscribed or you are an Odd Lot Holder tendering all of your Class B Shares, we will purchase your properly tendered Class B Shares, including any fractional Class B Share, pursuant to the terms and subject to the conditions of the Offer. If you tender a total number of whole Class B Shares such that if this number was to be accepted by the Company you would be left with only a fractional Class B Share on the Company’s stock ledger, we will consider you to be tendering all of your Class B Shares, including the fractional Class B Share. If you tender less than all of your Class B Shares by writing in a number of Class B Shares on the Letter of Transmittal that represents less than all of the whole Class B Shares you own at the time that you submit your Letter of Transmittal, any fractional Class B Share that you own will not be tendered.
10.   Use of Securities Acquired
We currently intend to cancel and retire Class B Shares purchased in the Offer. These Class B Shares will return to the status of authorized and unissued Class B Shares and will be available for us to issue without further stockholder action for all purposes except as required by applicable law.
11.   Plans and Proposals
Except as incorporated by reference herein, or as may occur in the ordinary course of business, we have no plan to take any action that relates to or would result in any of the following:
•
an extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•
a purchase, sale or transfer of a material amount of our assets or any of our subsidiaries, other than the acquisition and disposition of properties in the ordinary course of business;

•
any material change in our present dividend rate or policy, or in the indebtedness or capitalization of the Company;

•
any change in our present board of directors or management;

•
any other material change in our corporate structure or business;

•
any class of our equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;

•
the acquisition by any person of additional securities of the Company, or the disposition of securities of the Company; or

•
any changes in our charter, bylaws or other governing instruments or other actions that could impede the acquisition of control of the Company.

12.   Source and Amount of Funds
Assuming that we purchase 65,000 Shares at $7.00 per Class B Share, the cost to us will be $455,000 in the aggregate, subject to our ability to increase the number of Class B Shares accepted for payment in the Offer by up to, but not more than, 2% of the outstanding Class B Shares without amending or extending the Offer in accordance with rules promulgated by the SEC. If we increase the number of Class B Shares accepted by 2%, the aggregate cost of the Offer would increase by approximately $0.9 million. Assuming that we do not increase the number of Class B Shares accepted for payment, we expect that the maximum aggregate fees and expenses applicable to the Offer, will be up to approximately $200,000. As of September 30, 2020, we had approximately $39.1 million of cash and cash equivalents plus $9.7 million of restricted cash. We are also subject to a covenant under one of our mortgage loans requiring us to maintain minimum liquid assets (i.e. cash and cash equivalents) of $10.0 million reducing the amount of cash that may be used for other purposes. We intend to fund the purchase of Class B Shares in the Offer and pay related costs using our available cash (which does not include restricted cash).
13.   Certain Information About the Company
Our Business
The Company is a REIT that owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City, primarily Manhattan. The Company was formed to invest in office properties and has also purchased certain real estate assets that accompany office properties, including retail spaces and amenities, and may purchase hospitality assets, residential assets and other property types located exclusively in New York City. As of September 30, 2020, the Company owned eight properties consisting of 1.2 million rentable square feet, acquired for an aggregate purchase price of $790.7 million.
The Company was incorporated on December 19, 2013 as a Maryland corporation and elected to be taxed as a REIT beginning with its taxable year ended December 31, 2014. Substantially all of the Company’s business is conducted through its operating partnership, New York City Operating Partnership, L.P. (the “OP”).
The Company has no employees. The Advisor manages the Company’s affairs on a day-to-day basis and New York City Properties, LLC (the “Property Manager”) manages the Company’s properties. The Advisor and Property Manager are under common control with AR Global Investments, LLC (the successor business to AR Capital, LLC, “AR Global”), and these entities receive compensation, fees and expense reimbursements for services related to the investment and management of the Company’s assets.
On August 5, 2020, in anticipation of the listing of Class A Shares on the NYSE under the symbol “NYC,” the Company implemented a series of corporate actions involving a 9.72-to-1 reverse stock split, renamed its common stock as Class A common stock and paid a stock dividend of three Class B Shares for every one Class A Share outstanding after the reverse stock split, which resulted in a net reduction of 2.43 shares for every one share outstanding prior to these corporate actions.
On August 18, 2020, the Company completed the listing. To effect the listing, and to address the potential for selling pressure that may have existed at the outset of listing, the Company listed only Class A Shares, which represented approximately 25% of the Company’s outstanding shares of common stock, on the NYSE on the date of the listing. The Company’s other class of outstanding stock, Class B Shares, which comprised approximately 75% of the Company’s outstanding shares of common stock at that time. One third of the Class B Shares automatically converted into Class A Shares on December 16, 2020 and are listed on the NYSE. The remaining outstanding Class B Shares will automatically convert into Class A Shares and be listed on the NYSE in two equal tranches no later on April 15, 2021 and August 13, 2020.
As of December 22, 2020, the Company had 6,422,859 Class A Shares outstanding held by 7,845 stockholders of record and approximately 6,379,844 Class B Shares outstanding, held by 13,114 stockholders of record.
Beneficial Ownership of Shares by Directors and Officers
The following table shows, as of December 22, 2020 the amount of our shares beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than

5% of the outstanding Shares, (2) our directors, and (3) our executive officers. We have two classes of Shares, Class A Shares, which are listed on the NYSE, and Class B Shares, which are not listed on the NYSE. Except with respect to listing, Class B Shares have identical preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as Class A Shares.
Beneficial Owner(1)	Number of Class A Shares Beneficially Owned	Percent of Class	Number of Class B Shares Beneficially Owned	Percent of Class
Edward M. Weil, Jr.(2)	5,154.6328(3)(4)	*	64.1628(4)	*
Christopher J. Masterson	—	—	—	—
Elizabeth K. Tuppeny	1,124(5)	*	1,124.94(6)	*
Abby M. Wenzel	1,124(7)	*	1,124.94(8)	*
Lee M. Elman	462(9)	*	957.08(10)	*

*
Less than 1%

(1)
The business address of each individual or entity listed in the table is 650 Fifth Ave., 30th Floor, New York, New York 10019. Unless otherwise indicated, the individual or entity listed has sole voting and investment power over the Shares listed.

(2)
Mr. Weil, our executive chairman, chief executive officer, president and secretary, is also the chief executive officer of AR Global and has a non-controlling interest in the entities that own and control the Advisor and New York City Special Limited Partnership, LLC (the “Special Limited Partner”).

(3)
Does not include Class A Shares that may ultimately be issued with respect to 4,012,841 units of limited partnership interest in the OP designated as “LTIP Units” (“LTIP units”) that have been issued to the Advisor under a multi-year outperformance award agreement, dated as of August 18, 2020 (the “OPP”). These LTIP units may be earned by the Advisor based on our achievement of threshold, target and maximum performance goals based on our absolute and relative total stockholder return over a three-year performance period commencing on August 18, 2020. LTIP units earned as of the last day of the performance period will also become vested as of that date. Effective as of that same date, any LTIP units that are not earned and vested will automatically and without notice be forfeited without the payment of any consideration by us or the OP. At the time the Advisor’s capital account with respect to an LTIP unit that is earned and vested is economically equivalent to the average capital account balance of a Class A unit, the Advisor, as the holder of the LTIP unit, in its sole discretion, will in accordance with the agreement of limited partnership of the OP, be entitled to convert the LTIP unit into a Class A unit. In accordance with, and subject to the terms of, the agreement of limited partnership of the OP, Class A units may be redeemed on a one-for-one basis for, at our election, Class A Shares or the cash equivalent thereof. Also does not include Class A Shares that may ultimately be issued with respect to Class A units that may be issued to the Special Limited Partner upon exercise of its rights under its listing note agreement with the OP (the “Listing Note”). The Listing Note evidences the OP’s obligation to distribute to the Special Limited Partner an amount with respect to its special limited partner interest in the OP, which the Special Limited Partner will then have the right to convert into Class A units. This amount is not yet determinable as it will be based on the average closing price of the Class A Shares over the period of 30 consecutive trading days commencing on the 180th day following the date on which all Class B Shares have converted into Class A Shares, unless another liquidity event, such as a merger, occurs prior to the end of the measurement period.

(4)
Includes Mr. Weil’s pro rata share of 52,435 Class A Shares currently owned by the Advisor and 1,828 Class A Shares and 1,828.9895 Class B Shares currently owned by the Special Limited Partner that will be distributed to him in proportion to his equity interests in the entities that own and control the Advisor.

(5)
Includes 900 unvested restricted Class A Shares.

(6)
Includes 902.22 unvested restricted Class B Shares.

(7)
Includes 873 unvested restricted Class A Shares.

(8)
Includes 929.65 unvested restricted Class B Shares.

(9)
Includes 954 unvested restricted Class A Shares.

(10)
Includes 957.08 unvested restricted Class B Shares.

Recent Securities Transactions
Except as described below, there have been no transactions in Class B Shares during the past 60 days involving the Company, its directors and officers or the Advisor or any of their respect affiliates. On December 16, 2020, 3,187,850 Class B Shares, representing one third of the Class B Shares outstanding, converted into Class A Shares automatically in accordance with the Company’s charter and were listed on the NYSE. In accordance with the terms of the Class B Shares, no fractional Class A Shares may be issued upon conversion of Class B Shares and fractional Class B Shares (including unvested restricted Class B Shares) are instead required to be redeemed at a price based on the trading price per Class A Share. The amounts received with respect to fractional Class B Shares held by our directors and officers on December 16, 2020 are shown in the table below:
Names	Class B Shares Redeemed	Aggregate Redemption Price ($)
Edward M. Weil, Jr.	—(1)	—
Christopher J. Masterson	—	—
Elizabeth K. Tuppeny	2.11	21.83
Abby M. Wenzel	1.68	17.40
Lee M. Elman	2.54	26.25

(1)
Does not includes Mr. Weil’s pro rata share of Class B Shares then owned by the Special Limited Partner.

Other Interests
Except as otherwise described or incorporated by reference in this Offer to Purchase or the Schedule TO, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers, is a party to any agreement, arrangement, understanding or relationship, whether or not legally enforceable, with any other person, relating, directly or indirectly, to the Offer or with respect to any of our securities, including, but not limited to, any agreement, arrangement, understanding or relationship concerning the transfer or the voting of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.
Incorporation by Reference
The rules of the SEC allow us to “incorporate by reference” information into this Offer to Purchase, which means that we can disclose important information about us to you by referring you to other documents that we file with the SEC. The information incorporated by reference is an important part of this Offer to Purchase, and is deemed to be part hereof except to the extent any such information is modified or superseded by information in this Offer to Purchase or in any other document expressly incorporated herein (whether specified below or in any amendment to the Schedule TO) that has a later date. We incorporate by reference the documents listed below (except to the extent that the information contained therein is deemed “furnished” and not “filed” in accordance with SEC rules):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 19, 2020;

•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 19, 2020;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020;

•
our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on August 13, 2020;

•
our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 12, 2020; and

•
our Current Reports on Forms 8-K and 8-K/A, as applicable, filed with the SEC on September 26, 2019, February 14, 2020, April 15, 2020, May 11, 2020, May 19, 2020, July 29, 2020, August 5, 2020, August 18, 2020, October 1, 2020, October 1, 2020 and December 28, 2020.

The information relating to us contained in this Offer to Purchase should be read together with the information in the documents incorporated by reference. Any statement contained in any document incorporated by reference in this Offer to Purchase shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in the Offer. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Offer.
14.   Additional Information
We have filed an issuer Tender Offer Statement on Schedule TO with the SEC that includes certain additional information relating to the Offer. We intend to supplement and amend the Schedule TO to the extent required to reflect information we subsequently file with the SEC. This material may be inspected and copied at prescribed rates at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a website (www.sec.gov) that contains our Schedule TO, reports and other information about us, including our annual, quarterly and current reports, proxy statements and other SEC filings. You may also obtain a copy of our Schedule TO or a copy of any or all of the documents incorporated herein by reference, other than the exhibits to any documents that are not specifically incorporated by reference herein, free of charge by contacting us at the address or telephone number set forth on the first page of this Offer to Purchase.
15.   Certain Legal Matters; Regulatory Approvals
We are neither aware of any license or regulatory permit that is material to our business that might be adversely affected by our acquisition of the Class B Shares pursuant to the Offer, nor are we aware of any approval or other action by any government or governmental, administrative or regulatory authority, agency or body that would be required for us to acquire Class B Shares as contemplated by the Offer. We contemplate that we will seek any approvals or make any filings that may become necessary. We cannot predict whether we will be required to delay the acceptance for payment of or payment for Class B Shares tendered in the Offer pending the outcome of a required approval or other action. There can be no assurance that any approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for the tendered Class B Shares are subject to the satisfaction of certain conditions. See Section 6.
16.   Material U.S. Federal Income Tax Consequences
The following discussion is a general summary of material U.S. federal income tax consequences to U.S. stockholders (as defined below) related to the tender of Shares pursuant to the Offer. It does not contain any discussion of state, local or non-U.S. tax consequences.
This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Department of Treasury (“Treasury”) regulations promulgated under the Code (“the Treasury Regulations”), and reported judicial and administrative rulings and decisions, in effect as of the date the Offer, and all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. No ruling on the U.S. federal, state, or local tax considerations relevant to the Offer has been requested from the Internal Revenue Service (the “IRS”) or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes, and applies to you only if you hold Shares as a “capital asset” (generally, property held for investment) as defined in section 1221 of the Code. Special rules not discussed here may apply to you if you are (i) persons who are not U.S. stockholders (as defined below), (ii) financial institutions (iii) partnerships or entities treated as partnerships, S corporations, or other pass-through entities for U.S. federal income tax purposes, (iv) insurance companies, (v) pension plans or other tax-exempt organizations, (vi) “qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund, (vii) dealers in securities or currencies, (viii) traders in securities that elect to use a mark-to-market method of accounting, (ix) persons that hold their Shares as part of a straddle, hedge, constructive sale or conversion transaction, (x) persons subject to special tax accounting rules under Section 451(b) of the Code, (xi) regulated investment companies, (xii) REITs, (xiii) certain U.S. expatriates, (xiv) persons whose “functional currency” is not the U.S. dollar, and (xv) investors or other beneficial owners in any stockholder.
Generally, for purposes of this summary, a “U.S. stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:
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an individual citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any of states thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if either a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or it has a valid election in place to be treated as a U.S. person.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE OFFER AND TENDERING SHARES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Generally.   An exchange of Shares for cash pursuant to the Offer will constitute a “redemption” under the Code and will be a taxable transaction for U.S. federal income tax purposes. If the redemption qualifies as a sale of Shares by a U.S. stockholder under Section 302 of the Code, the U.S. stockholder will recognize gain or loss as discussed below. If the redemption does not qualify as a sale of Shares under Section 302 of the Code, the U.S. stockholder will be treated as having received a distribution from us as discussed below.
As described below, whether a redemption qualifies for sale treatment will depend largely on the total number of the U.S. stockholder’s Shares (including any Shares constructively owned by the U.S. stockholder) that are purchased in the Offer and any Shares acquired or disposed of in a transaction that, for U.S. federal income tax purposes, is integrated with the Offer.
Sale Treatment.   Under Section 302 of the Code, a redemption of Shares pursuant to the Offer will be treated as a sale of such Shares for U.S. federal income tax purposes if the redemption (i) results in a “complete redemption” of all of the U.S. stockholder’s stock in us, (ii) is “substantially disproportionate” with respect to the U.S. stockholder, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder. In determining whether any of these three tests under Section 302 of the Code is satisfied, a U.S. stockholder must take into account not only Shares that the U.S. stockholder actually owns, but also any Shares owned by certain related persons as well as Shares that the U.S. stockholder has the right to acquire by exercise of an option or by conversion or exchange of a security that the U.S. stockholder is treated as owning pursuant to certain constructive ownership rules. Because the determination as to whether any of the alternative tests of Section 302 of the Code will be satisfied with respect to a U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders should consult their tax advisors to determine such tax treatment.
A redemption of Shares from a U.S. stockholder pursuant to the Offer will result in a “complete redemption” of all the U.S. stockholder’s Shares in us if either (i) we purchase all of the Shares actually and constructively owned by the U.S. stockholder, or (ii) the U.S. stockholder actually owns no Shares after all transfers of Shares pursuant to the Offer, constructively owns only Shares owned by certain family members, and the U.S. stockholder is eligible for a waiver from, and waives (pursuant to Section 302(c)(2) of the Code), constructive ownership of Shares owned by these family members. Any U.S. stockholder desiring to waive such constructive ownership of Shares should consult a tax advisor about the applicability of Section 302(c)(2) of the Code.
A redemption of Shares from a U.S. stockholder pursuant to the Offer will be “substantially disproportionate” with respect to the U.S. stockholder if  (i) the percentage of Shares actually and constructively owned by the U.S. stockholder compared to all Shares outstanding immediately after all redemptions of Shares pursuant to the Offer is less than (ii) 80% of the percentage of Shares actually and constructively owned by the U.S. stockholder compared to all Shares outstanding immediately before such redemptions.
A redemption of Shares from a U.S. stockholder pursuant to the Offer will be “not essentially equivalent to a dividend” if, pursuant to the Offer, the U.S. stockholder experiences a “meaningful reduction” in its proportionate interest in us, including voting rights, participation in earnings and liquidation rights, arising from the actual and constructive ownership of Shares. Whether a U.S. stockholder meets this test will depend on the U.S. stockholder’s particular facts and circumstances. Generally, even a small reduction in the percentage interest (by vote and value) of a U.S. stockholder who is a minority stockholder and who exercises no control over corporate affairs should constitute a “meaningful reduction.” U.S. stockholders should consult their tax advisors as to the application of this test to their particular circumstances.
U.S. stockholders should be aware that their ability to satisfy any of the foregoing tests may be affected by proration pursuant to the Offer. We cannot predict whether or the extent to which the Offer will be over-subscribed. If the Offer is over-subscribed, proration of tenders pursuant to the Offer will cause us to accept fewer Shares than are tendered. In addition, depending on the total number of Shares purchased pursuant to the Offer, it is possible that a tendering U.S. stockholder’s percentage interest in us (including any interest attributable to Shares constructively owned by the U.S. stockholder) could increase, even though the total number of Shares held by such U.S. stockholder decreases. Stockholders should consult their financial and tax advisors with respect to the effect of proration of the Offer. In any event, a U.S. stockholder can be given no assurance that a sufficient number of such U.S. stockholder’s Shares will be purchased pursuant to the Offer to ensure that the purchase is treated as a sale or exchange, rather than as a distribution, for U.S. federal income tax purposes.
U.S. stockholders should also be aware that an acquisition or disposition of Shares as part of a plan that includes the U.S. stockholder’s tender of Shares pursuant to the Offer should be taken into account in determining whether any of the foregoing tests is satisfied. U.S. stockholders are urged to consult their own advisors with regard to whether acquisitions from or sales to third parties and a tender may be so integrated.
If any of the foregoing three tests is satisfied, the U.S. stockholder will recognize gain or loss equal to the difference between the amount of cash received pursuant to the Offer and the U.S. stockholder’s adjusted tax basis in the Shares sold. This gain or loss must be determined separately for each block of Shares (i.e., Shares that were acquired in a single transaction for the same price) sold. In connection with the purchase of Shares pursuant to this Offer, a U.S. stockholder may be able to identify by lot the Shares that are tendered in the Offer if less than all of its Shares are tendered, and may be able to identify the order in which different blocks of Shares will be purchased in the event of proration, but U.S. stockholders who do not identify specific lots in a timely manner will be deemed to have exchanged their Shares on a “first in/first out” basis. Capital gain or loss generally will be long-term capital gain or loss if, as of the time we are treated as purchasing the Shares in this Offer, the U.S. stockholder held the Shares for more than one year. Long-term capital gains of individuals, estates, and trusts generally are subject to a reduced U.S. federal income tax rate. Short-term capital gains of individuals, estates, and trusts generally are taxed at rates applicable to ordinary income. The deductibility of capital losses is subject to limitations. In addition, any loss recognized upon an exchange of Shares in the Offer by a U.S. stockholder that has held such Shares for six months or less, after applying holding period rules, generally will be treated as a long-term capital loss to the extent of distributions received, or deemed to be received, from us that were required to be treated by the U.S. stockholder as long-term capital gain.
Dividend Treatment.   If none of the foregoing three tests under Section 302 of the Code is satisfied, the U.S. stockholder generally will be treated as having received a distribution in an amount equal to the amount of cash received by the U.S. stockholder pursuant to the Offer. That distribution will be treated as ordinary dividend income to the extent of our current or accumulated earnings and profits, without reduction for the tax basis of the Shares sold, unless we designate the dividend as a capital gains dividend. Dividends paid to corporate U.S. stockholders will not qualify for the dividends received deduction generally available to corporations. In addition, our ordinary dividends generally will not qualify for the reduced tax rate on “qualified dividend income” received by taxpayers taxed as individuals. Our ordinary dividends, with limited exceptions, paid to taxpayers taxed as individuals are taxed at the higher U.S. federal income tax rate applicable to ordinary income. However, U.S. stockholders who are individuals, estates or trusts may deduct up to 20% of  “qualified REIT dividends,” which are, generally, the dividend portion of any distribution received from us that we do not designate as a capital gains dividend or qualified dividend income. U.S. stockholders should consult their tax advisor with respect to whether any amount treated as a dividend pursuant to this Offer would qualify for the deduction for qualified REIT dividends and whether the stockholder would be eligible to claim the deduction to the extent that it is available.
To the extent that a redemption of our Shares pursuant to the Offer is treated as a dividend, a U.S. stockholder’s adjusted tax basis in the redeemed Shares generally will be transferred to the U.S. stockholder’s remaining Shares. If a U.S. stockholder owns no other Shares, under certain circumstances, this basis may be transferred to a related person or it may be lost entirely.
If none of the foregoing three tests under Section 302 of the Code is satisfied, but the distribution exceeds our current and accumulated earnings and profits, the excess first will be treated as a tax-free return of capital that will reduce the U.S. stockholder’s adjusted tax basis in its Shares (determined separately for each block of Shares) and any remainder will be treated as capital gain from the sale of the Shares. Any such gain will be long-term capital gain if the U.S. stockholder has held the Shares for more than one year as of the date we are treated as purchasing the Shares under the Offer.
U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal income tax consequences to them in the event the redemption is treated as a distribution with respect to their Shares.
Constructive Distributions.   So long as no tendering U.S. stockholder is treated as receiving a dividend as a result of the Offer, stockholders whose percentage ownership of the Company increases as a result of the Offer will not be treated as realizing taxable constructive distributions by virtue of that increase. In the event that any tendering U.S. stockholder is deemed to receive a dividend, it is possible that stockholders whose percentage ownership of the Company increases as a result of the Offer, including stockholders who do not tender any Shares pursuant to the Offer, may be deemed to receive a constructive distribution in the amount of the increase in their percentage ownership of the Company as a result of the Offer. A constructive distribution will be treated as a dividend to the extent of our current or accumulated earnings and profits allocable to it. This dividend treatment will not apply if the purchase of Shares pursuant to the Offer is treated as an “isolated redemption” within the meaning of the Treasury Regulations.
Medicare Tax.   Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% tax on all or a portion of their “net investment income,” which includes dividends or capital gains recognized in connection with a sale of Shares pursuant to the Offer.
Backup Withholding and Information Reporting.   Information returns generally will be filed with the IRS in connection with the gross proceeds payable to a U.S. stockholder pursuant to the Offer. The Company may be required to withhold a portion of the amounts paid to a U.S. stockholder pursuant to this Offer unless the U.S. stockholder has completed and submitted to the Company a Form W-9 providing the U.S. stockholder’s employer identification number or social security number, as applicable, and certifying under penalties of perjury that: (a) this number is correct; (b) either (i) the U.S. stockholder is exempt from backup withholding, (ii) the U.S. stockholder has not been notified by the IRS that the U.S. stockholder is subject to backup withholding as a result of an under-reporting of interest or dividends, or (iii) the IRS has notified the U.S. stockholder that the U.S. stockholder is no longer subject to backup withholding; or (c) an exception applies under applicable law. If we have not received this information from a U.S. stockholder, then unless an exemption exists and is proven in a manner satisfactory to the Depositary, such holder will be subject to backup withholding on these payments. The amount of any backup withholding from a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided the required information is timely provided to the IRS. See Section 2 for discussion of procedures for obtaining an exemption from U.S. backup withholding applicable to both U.S. and non-U.S. stockholders.
17.   Recommendation
The Company’s board of directors recommends that stockholders DO NOT tender their Class B Shares pursuant to our Offer or the lower MacKenzie Offer.
In making this recommendation, we note:
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The price offered by us and in the MacKenzie Offer are substantially less than the price at which the Class A Shares have been trading on the NYSE.

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The outstanding Class B Shares will automatically convert into Class A Shares listed on the NYSE in two equal tranches no later than April 15, 2021 and August 13, 2021. MacKenzie misleadingly implies that the Class B Shares may not convert on or before these dates, specifically stating that “[t]here can be no guarantee that your shares will convert in a timely manner, or at all…” Under the Company’s charter, conversion of the Class B Shares must occur by the dates set forth above. Our board of directors has the ability to make one or both conversion dates earlier but does not have the power or authority to delay or cancel a scheduled conversion for any reason.

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The fact that the trading price of the Class A Shares may be volatile and may decline.

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The Company’s board of directors takes MacKenzie at its word that the MacKenzie Offer represents an opportunistic attempt by MacKenzie to make profit by purchasing Class B Shares before they convert into Class A Shares, thereby depriving the holders of Class B Shares who tender Class B Shares in the MacKenzie Offer of any potential future benefits associated with owning Shares.

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If a stockholder needs or desires immediate liquidity, our Offer provides holders of Class B Shares with an alternative to the MacKenzie Offer at a 7.7% premium to the MacKenzie Offer price.

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The fact that, although the MacKenzie Offer states that the $6.50 per share offer price will be “promptly” paid, for all validly tendered Class B Shares, MacKenzie may not actually pay for any tendered Class B Shares before February 27, 2021. A person tendering to MacKenzie would not have the right to withdraw for lack of payment until February 27, 2021.

The Company’s board of directors acknowledges that each holder of Class B Shares should evaluate whether to tender his or her Class B Shares only after reviewing the MacKenzie Offer and our Offer and should also consider the fact that there is not currently an established trading market or value for the Class B Shares. An individual stockholder may determine to tender based on, among other considerations, the individual stockholder’s liquidity needs. In addition, the Company’s board of directors believes that each stockholder should consider that (a) the Company’s board of directors has the right to amend, extend or, upon certain specified conditions (including the actual commencement of the MacKenzie Offer), terminate our Offer, (b) the actual amount and timing of any dividends the Company may pay in the future cannot be assured, and (c) the trading price of Class A Shares on the NYSE may fluctuate significantly and decline from its current level, and there can be no assurance the trading price of Class A Shares will not be lower than the current trading price or the price in the MacKenzie Offer price or the Offer if you decide to sell your Class B Shares after they have automatically converted into Class A Shares.
No person has been authorized to make any recommendation on behalf of the Company, the Company’s board of directors, or CPU, as the Depositary, Paying Agent or Information Agent, or any representations in connection with the Offer other than those contained herein or in the Letter of Transmittal. If given or made, any recommendation and any information and representations must not be relied upon. This Offer has been neither approved nor disapproved by the SEC, nor has the SEC or any state securities commission passed upon the fairness or merits of the Offer or the accuracy or adequacy of the information contained or incorporated by reference in this Offer to Purchase. Any representation to the contrary is a criminal offense.

18.   Miscellaneous
The Offer is not being made to, and tenders will not be accepted from, stockholders in any jurisdiction in which the Offer or its acceptance would not comply with the securities laws of the applicable jurisdiction. We are not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of the applicable jurisdiction. However, we reserve the right to exclude stockholders from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. We believe this exclusion is permissible under applicable laws and regulations, provided we make a good faith effort to comply with any law deemed applicable to the Offer.
We have retained CPU to act as the Depositary, the Paying Agent and the Information Agent in connection with the Offer. In its role as Depositary, CPU will receive Letters of Transmittal and Withdrawal Letters and provide information regarding the Offer to those persons, including stockholders that contact it. As Paying Agent, CPU will be responsible for determining the proration factor, if any, and matching payment for all Class B Shares purchased by us in the Offer. As the Information Agent, CPU may contact stockholders by mail, telephone, e-mail and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials relating to the Offer to beneficial owners.
CPU will receive reasonable and customary compensation for its services and will be reimbursed by us for reasonable out-of-pocket expenses incurred in connection with the Offer and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.
We will not pay any fees or commissions to brokers, dealers or other persons (other than to CPU as described above) for soliciting tenders of Class B Shares pursuant to the Offer. We will, however, upon request, reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by them in forwarding the Offer and related materials to the beneficial owners of Class B Shares held by them as a nominee or custodian or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as our agent, or the agent of CPU for purposes of the Offer.
If you hold your Class B Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on our books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Class B Shares. Stockholders holding their Class B Shares through a broker, dealer, commercial bank, trust company, custodian (such as an IRA account) or other nominee must not deliver a Letter of Transmittal directly to the Depositary. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Class B Shares must submit the Letter of Transmittal that pertains to your Class B Shares to the Depositary on your behalf.
This requirement will be strictly followed, and Letters of Transmittal which do not conform to the above will be rejected. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted and such signature must be affixed with a medallion guarantee. If a broker, dealer, commercial bank, trust company, custodian or other nominee holds your Class B Shares, it may have an earlier deadline for accepting the Offer. We urge you to contact the broker, dealer, commercial bank, trust company, custodian or other nominee that holds your Class B Shares as soon as possible to find out its deadline.